SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

December 2, 2002
(Date of Report)
(Date of Earliest Event
Reported)

CORIXA CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-22891 (Commission File No.)	91-1654387 (IRS Employer Identification No.)

1124 Columbia Street, Suite 200, Seattle, WA 98104-2040
(Address of Principal Executive Offices, including Zip Code)

(206) 754-5711
(Registrant’s Telephone Number, Including Area Code)

None
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events

     On December 2, 2002, Corixa Corporation and GlaxoSmithKline announced that the U.S. Food and Drug Administration (the “FDA”) has determined that additional BEXXAR® (tositumomab, iodine I-131 tositumomab) safety data submitted in March 2002 and submission of a response in October 2002 to the FDA’s complete review letter from March 2002 constitute a complete response to the questions and issues raised by the FDA in its most recent complete review letter. The FDA has further confirmed that the data submitted constitute substantial new information addressing prior concerns and now the FDA chooses to take the data on BEXXAR to the Oncologic Drugs Advisory Committee (ODAC) for advice regarding approval. Corixa and GlaxoSmithKline announced earlier this month that BEXXAR safety and efficacy data will be presented to ODAC on December 17, 2002. The FDA also confirmed that the Biological License Application for BEXXAR has been returned to active review status. The new Prescription Drug User Fee Act goal date for the FDA to complete its review of all materials regarding BEXXAR is May 2, 2003. A copy of the press release relating to the announcement is attached to this report as Exhibit 99.1.

Item 7. Financial Statements and Exhibits

(c)	Exhibits.

99.1	Corixa Corporation Press Release dated December 2, 2002

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORIXA CORPORATION

Date: December 5, 2002	By:	/s/ MICHELLE BURRIS

Name: Michelle Burris Its: Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
Number	Description

99.1	Corixa Corporation Press Release dated December 2, 2002